UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of Convertible Promissory Notes

As previously disclosed by OriginOil, Inc. (the “Company”) in a Current Report on Form 8-K dated June 26, 2012 and February 22, 2013, on June 20, 2012 the Company entered into a Securities Purchase Agreement (the "SPA") providing for, among other things, the issuance of a promissory note to a lender in the aggregate amount of up to $400,000 (the “Note”) and warrants (the "Warrants") to purchase up to 615,384 shares of common stock of the Company. On February 15, 2013, the Company and the lender entered into an amendment to the Note providing for, among other things, an extension of the maturity date of the Note until July 21, 2013 and the amendment of the conversion price of the Note to the lesser of $0.65 or 70% of the average of the three lowest closing prices in the 25 trading days previous to a conversion, subject to, at the election of the Company, a conversion floor of $0.4375. If the Company elects to enforce the conversion floor it is required to make a cash payment to cover the conversion loss in an amount as set forth in the amendment. The conversion floor terminates in the event the Company issues or enters into an agreement providing for the issuance of shares at a price below the conversion floor.

On June 4, 2013, the lender funded a further $50,000 under the SPA, bringing the total outstanding principal due under the Note to $159,204. Simultaneous therewith, the Company issued to the lender a Warrant to purchase 76,923 shares of the Company's common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Convertible Promissory Notes

The information set forth in Item 2.03 is incorporated by reference into this Item 3.02.

Common Stock and Warrant Offering

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2013, May 7, 2013 and May 30, 2013, the Company’s Annual Report on 10-K filed with the SEC on April 16, 2013 and the Company’s Quarterly Report on 10-Q filed with the SEC on May 20, 2013, on February 15, 2013, the Company commenced a private placement offering, as subsequently amended, of up to 12,000,000 shares of common stock together with up to four series of warrants to purchase up to an aggregate of 48,000,000 shares of common stock.

From May 30, 2013 to June 10, 2013, the Company sold to accredited investors and to a non-U.S. person 1,940,000 shares of its common stock together with one-year warrants to purchase an aggregate of 1,840,000 shares of its common stock, three-year warrants to purchase an aggregate of 1,600,000 shares of the Company's common stock and five-year warrants to purchase an aggregate of 4,000,000 shares of its common stock, for aggregate gross proceeds of $285,000. One-year warrants to purchase 240,000 shares of the Company's common stock are exercisable at a price per share of $0.25 and the remainder of the warrants are exercisable at a price per share of $0.15, subject in each case to adjustment for stock splits, dividends, distributions, recapitalizations and the like.

The securities offered will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Except as set forth below, the securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  The Company issued securities to one non- U.S. person in an offshore transaction relying on Regulation S.

Consultant Issuances

On June 7, 2013, the Company issued an aggregate of 304,048 shares of its common stock to consultants in lieu of cash consideration.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Conversion of Notes

On June 4, 2013, a holder of convertible promissory notes converted an aggregate principal and interest amount of $229,167 into 1,527,782 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

June 10, 2013	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

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